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                                                                  EXECUTION COPY




                        MORGAN STANLEY ABS CAPITAL I INC.

                    MORGAN STANLEY ABS CAPITAL TRUST I 2000-1

                 MORTGAGE LOAN ASSET-BACKED NOTES, SERIES 2000-1

                             UNDERWRITING AGREEMENT



                                                                   July 14, 2000



Morgan Stanley & Co. Incorporated,
  as Representative for the Underwriters
  listed on Schedule III hereto,
1585 Broadway
New York, New York 10036


Ladies and Gentlemen:

         Morgan Stanley ABS Capital I Inc., a Delaware corporation (the "Company"), as depositor (the "Depositor") to Morgan Stanley ABS Capital I Trust 2000-1, a Delaware business trust (the "REMIC Trust"), formed pursuant to a trust agreement dated as of July 1, 2000 between the Depositor and Wilmington Trust Company, proposes to sell to you (the "Underwriters"), the Mortgage Loan Asset-Backed Notes, Series 2000-1 issued by the REMIC Trust of the series and classes, and in the respective original principal or notional, as the case may be, amounts or percentage interests, set forth in Schedule I hereto (the "Offered Notes"), which are non-recourse obligations of the REMIC Trust which are solely secured by certain conventional, one-to four family, fixed - and adjustable-rate, sub-prime residential mortgage loans secured by first liens on residential real properties to be acquired by the Company (the "Mortgage Loans") and related property. The Mortgage Loans will be acquired by the Company on the Closing Date (as defined herein) from an affiliate, Morgan Stanley Dean Witter Mortgage Capital Inc., a New York corporation, (the "Seller") pursuant to an Assignment and Bill of Sale dated as of July 1, 2000 (the "Assignment"), which had acquired the Mortgage Loans from the originator, Long Beach Mortgage Company (the "Originator"), a Delaware corporation specified in the Prospectus Supplement (as defined herein) pursuant to a purchase agreement (the "Mortgage Loan Purchase Agreement") as of April 1, 2000. The Mortgage Loans will be of the type and will have the characteristics described in the Prospectus Supplement, subject to the variances, ranges, minimums and maximums set forth in the Prospectus Supplement, and will have the aggregate principal balance set forth in the Prospectus Supplement, subject to an upward or downward variance in principal balance, not to exceed the percentage set forth in the Prospectus Supplement, the precise aggregate principal balance within such range to be determined by the Company in its sole discretion.

         The Offered Notes, together with the other classes of notes of the series specified on Schedule II hereto (the "Private Notes") are to be issued under an Indenture (the "Indenture"), dated as of the Cut-off Date (as defined in the Prospectus Supplement), between the REMIC Trust and Bankers Trust company of California, N.A. (the "Indenture Trustee"). Other classes of privately placed notes (the "NIM Notes") will be issued under a second indenture, dated as of the Cut-off Date, between Morgan Stanley ABS Capital I Trust 2000-1N (the "NIM Trust") and the Indenture Trustee (the "NIM Indenture"). The REMIC Trust was formed pursuant to a trust agreement, dated as of July 1, 2000, (the "Trust Agreement") between the Depositor and Wilmington Trust Company as owner trustee (the "Owner Trustee"). The NIM Trust was formed pursuant to a trust agreement, dated as of July 1, 2000, (the "NIM Trust Agreement") between the Depositor and Wilmington Trust Company as owner trustee (the "Owner Trustee"). Collectively the Offered Notes, the Private Notes and the NIM Notes are referred to as the "Notes". The Mortgage Loans will be serviced and the Notes administered pursuant to a sale and servicing agreement, dated as of the Cut-off Date, among the Seller, the Depositor, the REMIC Trust, the NIM Trust, the Originator, as originator and master servicer (the "Master Servicer"), the Owner Trustee and the Indenture Trustee (the "Sale and Servicing


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Agreement"). The Offered Notes of each class will be issued in the minimum denominations and will have the terms set forth in the Prospectus Supplement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture.

         The Company, as registrant, has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Commission File No. 333-64909) including a prospectus, relating to the Offered Notes and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Notes pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Act"). The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Notes, together with the Basic Prospectus. As used herein, the terms "Registration Statement", "preliminary prospectus" or "Prospectus" shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the date on which the Registration Statement, as amended, became effective or the issue date of such preliminary prospectus or the date on which the Prospectus is filed pursuant to Rule 424 under the Act, as the case may be; and as used herein, the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date on which the Registration Statement became effective or the issue date of any preliminary prospectus or the date on which the Prospectus is filed pursuant to Rule 424 under the Act, as the case may be, deemed to be incorporated therein by reference

         1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriter that:

                  (i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending or, to the Company's knowledge, threatened by the Commission.

                  (ii) The Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, conform, and the Registration Statement and the Prospectus as revised, amended or supplemented and filed with the Commission prior to the termination of the offering of the Offered Notes, as of their respective effective or issue dates, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates, and the Registration Statement and the Prospectus as revised, amended or supplemented and filed with the Commission as of the Closing Date will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of the Closing Date. The Registration Statement, at the time it became effective, did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date of the Prospectus Supplement, and the Prospectus as revised, amended or supplemented and filed prior to the Closing Date, as of the Closing Date, will not include any untrue statement of a material fact and will not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations, warranties or agreements as to (A) the information contained in the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through Morgan Stanley & Co. Incorporated specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto, and (B) any information in any Computational Materials or ABS Terms Sheets (each as hereinafter defined) required to be provided by the Underwriter to the Company pursuant to Section 4.2.

                  (iii) At or prior to the Closing Date, the direction by the Company to the Indenture Trustee to execute, authenticate and deliver the Offered Notes will have been duly authorized by the Company, and the Offered Notes, when executed and authenticated in accordance with the Indenture, and delivered to and


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         paid for by the Underwriter in accordance with the terms of this
         Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Indenture. Each of the Notes of the classes indicated to be "mortgage related securities" under the heading "Summary of the Prospectus Supplement--Legal Investment" in the Prospectus Supplement will, when issued, be a "mortgage related security" as such term is defined in Section 3(a)(41) of the Exchange Act.

                  (iv) This Agreement has been duly authorized, executed and delivered by the Company. At or prior to the Closing Date, the Trust Agreement and the Sale and Servicing Agreement will have been duly authorized, executed and delivered by the Company and will conform in all material respects to the descriptions thereof contained in the Prospectus and, assuming the valid execution and delivery thereof by the other parties thereto, and the Trust Agreement and the Sale and Servicing Agreement will each constitute a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, by general principles of equity and by the effect of the exercise by the Indenture Trustee of certain remedial provisions, including waivers, against the Mortgage Loans.

                  (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Trust Agreement, the Sale and Servicing Agreement and this Agreement.

                  (vi) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as a part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied as to form, when so filed, in all material respects with the Act and the rules and regulations of the Commission thereunder.

                  (vii) Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement, the Trust Agreement, or the Sale and Servicing Agreement will contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company that is material to the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Trust Agreement, or the Sale and Servicing Agreement, except such as may be required by the securities or "blue sky" laws of the various states in connection with the offer and sale of the Offered Notes.

                  (viii) There are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company are subject that are required to be described in the Registration Statement or the Prospectus and that are not so described, nor are there any statutes, regulations, contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (ix) At the time of execution and delivery of the Sale and Servicing Agreement, (1) the Company will own the Mortgage Loans being transferred to the REMIC Trust pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"), except to the extent permitted in the Sale and Servicing Agreement or the Indenture, and will not have assigned to any person other than the REMIC Trust any of its right, title or interest in the Mortgage Loans, (2) the Company will have the power and authority to transfer the Mortgage Loans to the REMIC Trust and to transfer the Offered Notes to you, (3) upon execution and delivery to the Owner Trustee, and delivery of the Notes to the Company, the REMIC Trust will own the Mortgage Loans free of Liens other than Liens permitted by the Sale and Servicing Agreement or the Indenture or created or granted by you and (4) upon payment and delivery of the Offered Notes to you, you will acquire ownership of the Offered Notes, free of Liens other than Liens permitted by the Sale and Servicing Agreement or the Indenture or created or granted by you.


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                  (x) Any taxes, fees and other governmental charges in
         connection with the execution, delivery and issuance of this Agreement, the Indenture, the Sale and Servicing Agreement and the Notes have been or will be paid by the Company at or prior to the Closing Date, except for fees for recording assignments of the Mortgage Loans to the Indenture Trustee pursuant to the Indenture or the Sale and Servicing Agreement that have not yet been completed, which fees will be paid by or on behalf of the Company in accordance with the Indenture.

         2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the respective actual or notional, as the case may be, amounts or percentage interests set forth in Schedule III hereto in the respective classes of Offered Notes at the respective purchase price for each such class set forth therein.

         3. Delivery and Payment. The Offered Notes shall be delivered at the office, on the date and at the time specified in, Schedule II attached hereto, which place, date and time may be changed by agreement between the Underwriters and the Company (such date and time of delivery of and payment for such Offered Notes being hereinafter referred to as the "Closing Date"). Delivery of the Offered Notes shall be made to you through DTC, against payment by you of the purchase prices thereof to or upon the order of the Company by wire transfer in immediately available funds.

         4.        Offering by Underwriter.

         4.1 It is understood that the Underwriters propose to offer the Offered Notes for sale as set forth in the Prospectus and that you will not offer, sell or otherwise distribute the Offered Notes (except for the sale thereof in exempt transactions) in any state in which the Offered Notes are not exempt from registration under "blue sky" or state securities laws (except where the Offered Notes will have been qualified for offering and sale at your direction under such "blue sky" or state securities laws).

         4.2 It is understood that the Underwriters may prepare and provide to prospective investors certain Computational Materials and ABS Term Sheets (each as defined below) in connection with your offering of the Offered Notes, subject to the following conditions:

                  (a) In connection with the use of Computational Materials, the Underwriters shall comply with all applicable requirements of the No-Action Letter of May 20, 1994, issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), as well as the PSA Letter referred to below. In connection with the use of ABS Term Sheets, the Underwriters shall comply with all applicable requirements of the No-Action Letter of February 17, 1995, issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

                  (b) "Computational Materials" as used herein shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the Underwriters. "ABS Term Sheets" and "Collateral Term Sheets" as used herein shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of the Underwriters.

                  (c) All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page including the following statement:

                  "THIS INFORMATION HAS BEEN PREPARED BY [UNDERWRITER] IN CONNECTION WITH THE ISSUANCE OF THESE NOTES BY MORGAN STANLEY ABS CAPITAL I TRUST 2000-1 BASED ON INFORMATION PROVIDED BY LONG BEACH MORTGAGE


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                  COMPANY WITH RESPECT TO THE EXPECTED CHARACTERISTICS OF
                  THE POOL OF MORTGAGE LOANS IN WHICH THESE NOTES WILL BE SECURED BY. THIS INFORMATION IS ALSO BASED ON CERTAIN ASSUMPTIONS MADE AT YOUR REQUEST AND CERTAIN OTHER ASSUMPTIONS SET FORTH HEREIN. THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WILL DIFFER FROM THE ASSUMPTIONS USED IN PREPARING THESE MATERIALS, WHICH ARE HYPOTHETICAL IN NATURE. CHANGES IN THE ASSUMPTIONS MAY HAVE A MATERIAL IMPACT ON THE INFORMATION SET FORTH IN THESE MATERIALS. NO REPRESENTATION IS MADE THAT ANY PERFORMANCE OR RETURN INDICATED HEREIN WILL BE ACHIEVED. FOR EXAMPLE, IT IS VERY UNLIKELY THAT A MORTGAGE LOAN WILL PREPAY AT A CONSTANT RATE OR FOLLOWING A PREDICTABLE PATTERN. THIS INFORMATION HAS BEEN PROVIDED TO YOU AT YOUR REQUEST AND MAY NOT BE USED OR OTHERWISE DISSEMINATED IN CONNECTION WITH THE OFFER AND SALE OF THESE OR ANY OTHER NOTES, EXCEPT IN CONNECTION WITH THE INITIAL OFFER OR SALE OF THESE NOTES TO YOU TO THE EXTENT SET FORTH BELOW. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. ADDITIONAL INFORMATION IS AVAILABLE UPON REQUEST. THESE MATERIALS DO NOT CONSTITUTE AN OFFER TO BUY OR SELL OR A SOLICITATION OF AN OFFER TO BUY OR SELL ANY NOTES OR INSTRUMENT OR TO PARTICIPATE IN ANY PARTICULAR TRADING STRATEGY. ANY SUCH OFFER TO BUY OR SELL ANY NOTES WOULD BE MADE PURSUANT TO A DEFINITIVE PROSPECTUS PREPARED BY MORGAN STANLEY ABS CAPITAL I TRUST 2000-1 WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH NOTES OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH NOTES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS. IN THE EVENT OF ANY SUCH OFFERING, THESE MATERIALS SHALL BE DEEMED SUPERSEDED, AMENDED AND SUPPLEMENTED IN THEIR ENTIRETY BY SUCH PROSPECTUS."

The Company shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing,
Section 4.2(c)(i) will be satisfied if all Computational Materials and ABS Term Sheets referred to therein bear a legend in a form previously approved in writing by the Company.

                  (d) Any Computational Materials and ABS Term Sheets are subject to the review by and approval of the Company prior to their distribution to any prospective investors and a copy of such Computational Materials and ABS Term Sheets as are delivered to prospective investors shall, in addition to the foregoing delivery requirements, be delivered to the Company simultaneously with delivery to prospective investors.

                  (e) The Underwriters shall provide to the Company, for filing on Form 8-K as provided in Section 5(h), five (5) copies (in such format as required by the Company) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. The Underwriters may provide copies of the forgoing in a consolidated or aggregate form that includes all information required to be filed. All Computational Materials and ABS Term Sheets described in this Section 4.2(e) must be provided to the Company not later than 10:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of this Agreement. The Underwriter agrees that it will not provide to any investor or prospective investor in the Offered Notes any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Company pursuant to this Section 4.2(e) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Company in accordance with this Section 4.2(e) for filing pursuant to Section 5(h)), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.


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                  (f) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, however, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets that are required to be filed were based on assumptions with respect to the Mortgage Loans that are incorrect, that differ from the final Pool Information (as defined in the Originator Indemnification Certificate") in any material respect or on Note structuring terms that were revised in any material respect prior to the printing of the Prospectus, the Underwriters shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Pool Information and structuring assumptions, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to the Underwriter they would purchase all or any portion of the Offered Notes, and include such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to the Company pursuant to
Section 4.2(e).

                  (g) The Company shall not be obligated to file any Computational Materials or ABS Term Sheets that (i) in the reasonable determination of the Company and the Underwriters are not required to be filed pursuant to the No-Action Letters or (ii) have been determined to contain any material error or omission, provided that, at the request of the Underwriter, the Company will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated ________" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "material previously dated __________, as corrected". In the event that at any time when a prospectus relating to the Offered Notes is required to be delivered under the Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Company or the Underwriter, to contain a material error or omission, the Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected version of such Computational Materials and ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to the Underwriter they would purchase all or any portion of the Offered Notes, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials and ABS Term Sheets (marked, "as corrected") to the Company for filing with the Commission in a subsequent Form 8-K submission (subject to the Company's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which shall be at the expense of the applicable Underwriters).

                  (h) Each Underwriter shall deliver to the Company a certificate, dated as of the date the Underwriter delivers any Computational Materials and ABS Term Sheets to the Company pursuant to Section 4.2(e), to the effect that the representations and warranties of such Underwriter contained in this Section 4.2 are true and correct as of such date. If an Underwriter does not provide any Computational Materials or ABS Term Sheets to the Company pursuant to Section 4.2(e), the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Offered Notes that is required to be filed with the Commission in accordance with the No-Action Letters, and the Underwriter shall provide the Company with a certification to that effect on the Closing Date.

         4.3 The Underwriter represents and warrants and agrees with the Company that as of the date hereof and as of the Closing Date that: (i) the Computational Materials and ABS Term Sheets furnished to the Company pursuant to
Section 4.2(e) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by the Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission with respect to the Offered Notes in accordance with the No-Action Letters, and such Computational Materials and ABS Term Sheets comply with the requirements of the No-Action Letters; (ii) on the date any such Computational Materials and ABS Term Sheets with respect to such Notes (or any written or electronic materials furnished to prospective investors on which the Computational Materials and ABS Term Sheets are based) were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to Section 4.2(e) and on the related Closing Date, such Computational Materials and ABS Term Sheets (or materials) were accurate in all material respects when read in conjunction with the Prospectus (taking into account the assumptions explicitly set forth in the Computational Materials, except to the extent of any errors therein that are caused by errors in the Pool Information;
(iii) the Underwriters have not and will not represent to potential investors that any Computational Materials and ABS Term Sheets were prepared or disseminated on behalf of the Company; and (iv) all Computational Materials and ABS Terms Sheets (or underlying materials distributed to prospective investors on which the Computational Materials and ABS Term Sheets were based) contained and will contain the legend in the form set forth in
Section 4.2(c) (or in such other form previously approved in writing by the Company).

         Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any Computational Materials or ABS Term Sheets (or any written or electronic materials furnished to prospective investors on which the Computational Materials or ABS Term Sheets are based) included or will include any inaccurate statement resulting directly from any error contained in the Pool Information.

         5.       Agreements. The Company agrees with the Underwriter that:

                  (a) The Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424 under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule and, if necessary, within 15 days of the Closing Date, will transmit for filing by means reasonably calculated to result in filing with the Commission a report on Form 8-K for purposes of filing the Indenture and the Sale and Servicing Agreement, and will promptly advise each Underwriter when the Prospectus Supplement has been so filed.

                  (b) Prior to the termination of the offering of the Offered Notes, the Company will promptly advise each Underwriter (i) when any amendment to the Registration Statement has become effective or any revision of or supplement to the Prospectus has been so filed (unless such amendment, revision or supplement does not relate to the Notes), (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information (unless such request for additional information does not relate to the Notes), (iii) of any written notification received by the Company of the suspension of qualification of the Offered Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or to the knowledge of the Company, the threatening of any proceeding for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. Except as otherwise provided in Section 5(c), the Company will not file prior to the termination of such offering any amendment to the Registration Statement or any revision of or supplement to the Prospectus (other than any such amendment, revision or supplement which does not relate to the Notes) which shall be disapproved by the Underwriters after reasonable notice and review of such filing.

                  (c) time when a prospectus relating to the Offered Notes is required to be delivered under the Act (i) any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commission thereunder, the Company promptly will notify each Underwriter and will, upon the request of any Underwriter, or may, after consultation with each Underwriter, prepare and file with the Commission a revision, amendment or supplement which will correct such statement or omission or effect such compliance, and furnish without charge to each Underwriter as many copies as such Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

                  (d) The Company will furnish to the Underwriter and counsel to each Underwriter, without charge, conformed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus relating to the Offered Notes is required under the Act, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as may be reasonably requested.

                  (e) The Company will endeavor to arrange for the qualification of the Offered Notes for sale under the laws of such jurisdictions as you may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Offered Notes; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is now so subject.

                  (f) Whether or not the transactions contemplated in the Indenture or the Sale and Servicing Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel in connection with the registration and delivery of the Offered Notes under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered Notes to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any "blue sky" memorandum in connection with the offer and sale of the Offered Notes under state securities laws and all expenses in connection with the qualification of the Offered Notes for offer and sale under state securities laws as provided in Section 5(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the "blue sky" memorandum, (vi) all filing fees and disbursements of counsel for the Underwriters incurred in connection with any review and qualification of the offering by the National Association of Securities Dealers, Inc., (v) the cost of printing the Offered Notes, (vi) the costs and charges of any transfer agent, registrar or depositary, and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in Section 7, the Underwriters will pay all of its costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Offered Notes by them, and any advertising expenses connected with any offers they may make.

                  (g) So long as any Offered Notes are outstanding, upon request of an Underwriter, the Company will, or will cause the Master Servicer to, furnish to such Underwriter, as soon as available, a copy of (i) the annual statement of compliance delivered by the Master Servicer to the Indenture Trustee under the Sale and Servicing Agreement, (ii) the annual independent public accountants' servicing report furnished to the Indenture Trustee pursuant to the Sale and Servicing Agreement, (iii) each report of the Company regarding the Offered Notes filed with the Commission under the Exchange Act or mailed to the holders of the Offered Notes and (iv) from time to time, such other information concerning the Offered Notes which may be furnished by the Company or the Master Servicer without undue expense and without violation of applicable law.

                  (h) The Company shall file the Computational Materials and ABS Term Sheets (if any) provided to it by the Underwriters under Section 4.2(e) with the Commission pursuant to a Current Report on Form 8-K by 10:00 a.m. on the morning the Prospectus is delivered to the Underwriters or, the case of any Collateral Term Sheet required to be filed prior to such date, by 10 a.m. on the second business day following the first day on which such Collateral Term Sheet has been sent to a prospective investor; provided, however, that prior to such filing of the Computational Materials and ABS Term Sheets (other than any Collateral Term Sheets that are not based on the Pool Information) by the Company, the Underwriters must comply with its obligations pursuant to Section
4.2 and the Company must receive a letter from Deloitte & Touche LLP certified public accountants, satisfactory in form and substance to the Company and its counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they determined that all information that is included in the Computational Materials and ABS Term Sheets (if any) provided by the Underwriters to the Company for filing on Form 8-K, as provided in Section 4.2 and this Section 5(h), is accurate except as to such matters that are not deemed by the Company to be material. The foregoing letter shall be at the expense of the Underwriters. The Company shall file any corrected Computational Materials or ABS Terms Sheets described in Section 4.2(g) as soon as practicable following receipt thereof.

         6. Conditions to the Obligations of the Underwriters. The obligation of each Underwriter to purchase the Offered Notes to be purchased by it shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Company made in any officer's certificate pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened, and the Prospectus Supplement shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424 under the Act.

                  (b) The Company shall have furnished to the Underwriters a certificate, dated the Closing Date, of the Company, signed by a vice president of the Company, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                  (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted and are pending or, to his knowledge, have been threatened as of the Closing Date; and

                  (iii) Nothing has come to the attention of such person that would lead him to believe that the Prospectus (other than any Computational Materials or ABS Term Sheets incorporated therein by reference) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                  (c) The Company shall have furnished or caused to have been furnished to the Underwriters a certificate, dated the Closing Date, of the Originator, signed by a vice president or an assistant vice president of the Originator, to the effect that the signer of such certificate has carefully examined the Prospectus and nothing has come to the attention of such person that would lead him to believe that the Prospectus contains any untrue statement of a material fact with respect to the Originator or the Mortgage Loans or omits to state any material fact with respect to the Originator or the Mortgage Loans necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (the "Originator Indemnification Certificate").

                  (d) The Company shall have furnished to you an opinion, dated the Closing Date, Dewey Ballantine LLP, counsel to the Company, substantially to the effect that:

                  (i) The Registration Statement and any amendments thereto have become effective under the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial and statistical information contained therein as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder;

                  (ii) To the best knowledge of such counsel, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

                  (iii) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to do business in, and is in good standing as a foreign corporation under the laws of, the State of New York;

                  (iv) This Agreement has been duly authorized, executed and delivered by the Company;

                  (v) Each of the Trust Agreement and the Sale and Servicing Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization execution and delivery by other parties thereto, constitutes a valid, legal and binding agreement of the Company, is enforceable against the Company in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

                  (vi) The Offered Notes have been duly authorized and, assuming authentication and delivery in the manner contemplated in the Indenture, and upon delivery by the Company of the Offered Notes to be purchased by the Underwriters and payment by the Underwriters of the purchase price therefore in the manner contemplated by this Agreement, the Offered Notes will be (A) validly issued and outstanding and entitled to the benefits of the Indenture and the Sale and Servicing Agreement and (B) free and clear of any lien, pledge, encumbrance or other security interest other than one permitted by the Indenture and the Sale and Servicing Agreement or created or granted by any Underwriter;

                  (vii) To the best knowledge of such counsel, no consent, approval, authorization or order of any New York, Delaware or federal governmental agency or body or any New York, Delaware or federal court is required for the consummation by the Company of the transactions contemplated by the terms of this Agreement or the Indenture or the Sale and Servicing Agreement, except such as may be required under the "blue sky" or state securities laws of any jurisdiction in connection with the offering, sale or acquisition of the Offered Notes, any recordations of the assignment of the Mortgage Loans to the Indenture Trustee (to the extent such recordations are required pursuant to the Sale and Servicing Agreement) that have not yet been completed and such other approvals as have been obtained;

                  (viii) The sale of the Offered Notes to be purchased by the Underwriters pursuant to this Agreement and the consummation of any of the transactions contemplated by the terms of the Indenture, the Sale and Servicing Agreement or this Agreement do not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the certificate of incorporation of the Company, or to the best knowledge of such counsel, any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any New York, Delaware or federal statute or regulation applicable to the Company or an order of any New York, Delaware or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company;

                  (ix) The Offered Notes and the Indenture and the Sale and Servicing Agreement conform to the descriptions thereof contained in the Prospectus;

                  (x) The statements in the Prospectus and the Prospectus Supplement, as the case may be, under the headings "Federal Income Tax Consequences", "Material Federal Income Tax Consequences", and "ERISA Considerations," to the extent that they constitute matters of New York or federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

                  (xi) The Offered Notes indicated under the heading "Summary of the Prospectus Supplement--Legal Investment" in the Prospectus Supplement to be "mortgage related securities" will be mortgage related securities, as defined in Section 3(a)(41) of the Exchange Act, so long as such Offered Notes are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization;

                  (xii) The Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered under the Investment Company Act of 1940, as amended; and

                  (xiii) The REMIC Trust as described in the Prospectus Supplement and the Indenture and the Sale and Servicing Agreement will qualify as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), assuming: (i) an election is made to treat the REMIC Trust as a REMIC, (ii) compliance with the

         Indenture, the Trust Agreement and the Sale and Servicing Agreement and
         (iii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder.

         Such counsel shall also state that nothing has come to its attention that would lead such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement, and on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to (i) financial and statistical information contained therein or (ii) any description in the Prospectus of any third party providing credit enhancement to the Notes.

         Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement, the Indenture, the Trust Agreement and the Sale and Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company or its affiliates. Such opinion may be qualified as an opinion only on the corporate laws of the State of Delaware, the laws of the State of New York and the federal law of the United States. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriter.

                  (e) Each party providing credit enhancement to the Notes shall have furnished to the Underwriters an opinion, dated the Closing Date, of its counsel, with respect to the Registration Statement and the Prospectus, and such other related matters, in the form previously agreed to by such provider and the Underwriters.

                  (f) The Underwriters shall have received from their counsel such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Offered Notes, the Registration Statement and the Prospectus, and such other related matters as you may reasonably require.

                  (g) You shall have received from Deloitte & Touche LLP certified public accountants, (a) a letter dated the date hereof and satisfactory in form and substance to you and your counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by you, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "The Mortgage Pool," "Description of the Notes " and "Prepayment and Yield Considerations" agrees with the records of the Company and the Originator excluding any questions of legal interpretation and (b) the letter prepared pursuant to Section 5(h).

                  (h) The Offered Notes shall be rated not lower than the required ratings set forth under the heading "Ratings" in the Prospectus Supplement, such ratings shall not have been rescinded and no public announcement shall have been made that any such required rating of the Offered Notes has been placed under review (otherwise than for possible upgrading).

                  (i) The Underwriters shall have received copies of any opinions of counsel to the Company supplied to the rating organizations relating to certain matters with respect to the Notes. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters addressed to the Underwriters.

                  (j) All Classes of Notes being publicly offered by the Underwriter shall have been issued and paid for pursuant to the terms of this Agreement.

                  (k) The Indenture Trustee shall have furnished to the Underwriters an opinion dated the Closing Date, of counsel to the Indenture Trustee (who may be an employee of the Indenture Trustee), substantially to the effect that:

                  (i) The Indenture Trustee has full corporate power and authority to execute and deliver the Indenture and the Sale and Servicing Agreement and to perform its obligations thereunder and to execute, countersign and deliver the Notes.

                  (ii) The Indenture and the Sale and Servicing Agreement has been duly authorized, executed and delivered by the Indenture Trustee.

                  (iii) The Indenture and the Sale and Servicing Agreement is a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship and similar laws affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity, regardless of whether such enforcement is considered in a proceeding at law or equity.

         Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Indenture and the Sale and Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Indenture Trustee or its affiliates. Such opinion may be qualified as an opinion only on the laws of the State of New York and the federal law of the United States. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriters.

                  (l) The Seller shall have sold the Mortgage Loans to the Company pursuant to the Assignment.

                  (m) The Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all obligations of an Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by such Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

         7. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or State Statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) were caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period mentioned in Section 5(c) and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or were caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities were caused by any such untrue statement or omission or alleged untrue statement or omission made therein based upon and in conformity with (i) the information furnished in writing to the Company by any Underwriter through Morgan Stanley & Co. Incorporated specifically for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus or any revision or amendment thereof or supplement thereto and (ii) any information in any Computational Materials or ABS Terms Sheets required to be provided by any Underwriter to the Company pursuant to Section 4.2. Such indemnity with respect to any Corrected Statement (as defined below) in such Prospectus (or supplement thereto) shall not inure to the benefit of the Underwriters (or any person controlling any of the Underwriters) from whom the person asserting any loss, claim, damage or liability purchased the Offered Notes that are the subject thereof if such person did not receive a copy of the supplement to such Prospectus at or prior to the confirmation of the sale of such Notes and the untrue statement or omission of a material fact contained in such Prospectus (or supplement thereto) was corrected (a

"Corrected Statement") in such other supplement and such supplement was furnished by the Company to the Underwriters prior to the delivery of such confirmation.

         The Underwriter agree, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers who sign the Registration Statement and any person controlling the Company within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to (i) information relating to the Underwriters furnished in writing to the Company by any Underwriter specifically for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus or any revision or amendment thereof or supplement thereto and (ii) any Computational Materials, the ABS Term Sheets or the Collateral Term sheets, as applicable.

         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to the first paragraph of this Section 7 and by the Company in the case of parties indemnified pursuant to the second paragraph of this Section 7. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claim that are the subject matter of such proceeding.

         To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party under the first or second paragraph of this
Section 7 or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other, from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and each of the Underwriters on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and each of the Underwriters on the other, in connection with the offering of the Offered Notes shall be deemed to be in the same respective proportions that the total net proceeds from the offering of the

Offered Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by each of the Underwriters in respect thereof respectively, bear to the aggregate public offering price of the Offered Notes. The relative fault of the Company on the one hand, and each of the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Underwriter's obligation to contribute pursuant to this Section 7 is several in proportion to the respective principal amounts of Offered Notes it has purchased hereunder, and not joint.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in connection with the Offered Notes underwritten and distributed to the public by the Underwriter exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty or fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters or any person controlling any of the Underwriters or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of any payment for any of the Offered Notes.

         8. Termination. This Agreement shall be subject to termination in Morgan Stanley & Co. Incorporated's absolute discretion, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Operations Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriters, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv) above, such event singly or together with any other such event, makes it, in the judgment of the Underwriters, impracticable to market the Offered Notes on the terms and in the manner contemplated in the Prospectus.

         9. Default by an Underwriter. If any one or more of the Underwriters shall fail to purchase and pay for any of the Offered Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate principal amount of all the Offered Notes of the various Classes set forth opposite their names in the Prospectus Supplement bears to the aggregate principal amount of all of the Offered Notes of the various Classes set forth opposite the name of all the remaining Underwriters) the Offered Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Offered Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of all of the Offered Certificates set forth in the Prospectus Supplement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Notes, and if such nondefaulting Underwriters do not purchase all the Offered Notes, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters shall determine in order that required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriter for damages occasioned by its defaulting hereunder.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of the failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company shall reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Offered Notes.

         10. Representations and Indemnities to Survive. The respective indemnity and contribution agreements and the representations, warranties and other statements of the Company, its officers and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 and delivery of and payment for the Offered Notes.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

         14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         15. Notices. All communications hereunder shall be in writing and effective only on receipt and, if sent to the Underwriter, shall be delivered to the address specified on the signature page hereof; or if sent to the Company, shall be delivered to 1221 Avenue of the Americas, 27th Floor, New York, New York 10036, Attention: Robert Feldman with a copy to Gregory Walker, counsel.

         16. Miscellaneous. Time shall be of the essence of this Agreement. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof, other than the Originator Indemnification Certificate. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this Agreement and your acceptance shall represent a binding agreement by and among the Company and the Underwriter on July 14, 2000 relating to the Mortgage Loan Asset-Backed Notes Series 2000-1, Class A issued by the Mortgage Stanley ABS Capital I Trust 2000-1.

                                Very truly yours,

                                MORGAN STANLEY ABS CAPITAL I INC.



                                By: /S/
                                ----------------------------------------------
                                Name:  James P. Fadel
                                Title: Vice President


The foregoing Agreement is hereby confirmed and accepted.

Accepted, July 14, 2000

MORGAN STANLEY & CO. INCORPORATED
  as Representative of the several Underwriters



By: /S/
       -------------------------------------
    Name:  James P. Fadel
    Title: Vice President

                                   SCHEDULE I



Morgan Stanley ABS Capital Trust I 2000-1 Mortgage Loan Asset-Backed Notes, Series 2000-1
---------------------------------------------------------------------------


$284,485,000               Class A Notes

                                   SCHEDULE II



Morgan Stanley ABS Capital Trust I 2000-1 Mortgage Loan Asset-Backed Notes, Series 2000-1
---------------------------------------------------------------------------


$25,207,000               Class M-1 Notes

 22,507,000               Class M-2 Notes

 18,906,000               Class B-2 Notes

                                  SCHEDULE III

                                  UNDERWRITERS



                                                                                         Purchase Price
                  Underwriter                       Notes Underwritten                 Percentage of Par
                  -----------                       ------------------                 -----------------
Morgan Stanley & Co. Incorporated          $284,483,000  Class A Notes
CIBC Worldmarkets plc                            $1,000  Class A Notes
Unibank a/s                                      $1,000  Class A Notes